UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2003

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 0-6920

Delaware	94-1655526

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

3050 Bowers Avenue

PO Box 58039
Santa Clara, CA 95054-3299

(Address of principal executive offices including zip code)

(408) 727-5555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1       Press Release issued by Applied Materials, Inc. dated November 12, 2003.

Item 12. Results of Operations and Financial Condition.

On November 12, 2003, Applied Materials, Inc. (“Applied Materials”) announced its financial results for the fourth fiscal quarter and the fiscal year ended October 26, 2003. A copy of Applied Materials’ press release is attached hereto as Exhibit 99.1.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of Applied Materials, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Use of Non-GAAP Financial Information

To supplement the consolidated financial statements prepared under United States Generally Accepted Accounting Principles (“GAAP”), Applied Materials uses a pro forma measure, or a non-GAAP financial measure, as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended, of net income that is GAAP net income, adjusted to exclude costs associated with realignment activities. Due to the amount of costs incurred with realignment activities, Applied Materials believes that the use of a pro forma measure facilitates meaningful comparison with prior periods. Applied Materials believes that pro forma net income reports baseline performance before costs associated with realignment activities. In addition, pro forma net income is the primary indicator management uses to plan and forecast future periods. These measures are neither in accordance with, nor an alternative for, GAAP, and may be materially different from pro forma methods of accounting and reporting used by other companies. The presentation of this additional information should not be considered as a substitute for net income prepared in accordance with GAAP. Reconciliations of reported results under GAAP to the pro forma amounts have been included as a supplement to the press release.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc.
(Registrant)

By: /s/ Joseph J. Sweeney

Joseph J. Sweeney
Group Vice President
Legal Affairs and Intellectual Property
and Corporate Secretary

Dated: November 12, 2003

Exhibit Index

Exhibit No.	Description

99.1*	Press Release issued by Applied Materials, Inc. dated November 12, 2003.

*	Also provided in PDF format as a courtesy.